SCHEDULE R14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C)OF THE SECURITIES EXCHANGE ACT OF
                             1934 (AMENDMENT No. 1)
                           Check the appropriate box:
                      [X] Preliminary information statement
     [ ] Confidential, for use of the Commission only (as permitted by Rule
                                   14c-5(d)(2)
                      [ ] Definitive information statement

                               KANAKARIS WIRELESS
                               ------------------

                (Name of Registrant as Specified in Its Charter)
                               [X] No Fee Required
  [ ] Fee Computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
1.  Title  of  each  class  of  securities  to  which  transaction  applies:

2.  Aggregate  number  of  securities  to  which  transaction  applies:
-----------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.  Proposed  aggregate  offering  price:

5.  Total  fee  paid:

[  ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount  previously  paid:

2.  Form,  schedule,  or  registration  statement  number:

3.  Filing  party:

4.  Date  filed:

NOTES:

                    REVISED PRELIMINARY INFORMATION STATEMENT
                             DATED: NOVEMBER 5, 2003
                               KANAKARIS WIRELESS
                            1280 Bison, Suite B9-597
                          Newport Beach, CA, USA 92660


                              INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY IN CONNECTION WITH ANY SHAREHOLDER VOTE PROPOSED HEREIN, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement (the "Information Statement") is furnished to the shareholders of Kanakaris Wireless, a Nevada corporation (the "Company"), with respect to certain proposed corporate actions of the Company (the "Proposals"). This information is first being provided to shareholders on or about November 17, 2003.

The Proposals have been set out in four (4) corporate Resolutions already approved by the Board of Directors of the Company, and expected to be passed by a majority of the outstanding shares of our capital stock at the earliest opportunity following full compliance with all applicable securities filings with the United States Securities and Exchange Commission under Rule 14C-101, and the passage of applicable waiting periods with respect to the implementation of such Resolutions.

The Proposals which are the subject of this Information Statement are as follows:

1. That the Articles of Incorporation of the Company be amended and restated in the form attached as Exhibit A to the Resolutions, and specifically to amend
                         ---------
Article First of the Articles of Incorporation to read in its entirety as follows:

"FIRST:  The  name  of  the  corporation  is:

                                "Wi-Fi TV, Inc.";

2. That the Company's Articles of Incorporation be amended and restated in the form attached as Exhibit A attached to the Resolutions and, specifically,
                        ---------
that Article Second of the Articles of Incorporation be amended to read in its entirety as follows:

"SECOND: This Corporation is authorized to issue two classes of stock, which are voting Common Stock and Preferred Stock. The shares of Common Stock which this Corporation is authorized to issue shall have a par value of one-tenth of one cent ($.001) per share and the number of shares of Common Stock this Corporation is authorized to issue is two hundred fifty million (250,000,000) shares. The shares of Preferred Stock this Corporation is authorized to issue shall have a par value of One Cent ($.01) per share and the number of shares of Preferred Stock this Corporation is authorized to issue is one million nine hundred (1,000,900) shares. Of such amount, the Corporation hereby designates and establishes two (2) series of Preferred Stock, namely Class A Convertible Preferred Stock and Class B Convertible Preferred Stock. The number of shares of Class A Convertible Preferred Stock the Corporation is authorized to issue shall be one million (1,000,000) shares and the number of shares of Class B Convertible Preferred Stock the Corporation is authorized to issue shall be nine hundred (900) shares. Each share of Preferred Stock shall have the respective rights and privileges designated on the Certificate of Designation attached as Exhibit A hereto. All remaining shares of Preferred Stock not so specifically
----------
designated may be designated in the future by action of the Board of Directors of the Corporation and otherwise in accordance with the applicable provisions of the Nevada Revised Statutes. The Board of Directors, within any limits and restrictions stated, may determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock.";

3. That the shareholders ratify the determination of the Board of Directors to effectuate a reverse stock split of the Common Stock of the Company such that, for every fifty (50) shares of our Common Stock issued and outstanding immediately prior to the effective time of the reverse stock split, there will be one (1) share issued and outstanding immediately following the reverse stock split.

4. That the Amended and Restated Bylaws, substantially in the form attached as Exhibit B to the Resolutions, be adopted and approved as the Bylaws of the
    ----------
Corporation from and after the date of their authorization by the shareholders of the Company.

A prior Information Statement on a Preliminary Schedule 14C was filed by us on September 10, 2003. That Information Statement contained, among other things, information regarding a proposed sale of assets by LAIN International, Inc., a wholly-owned subsidiary of our Company, to Venture Media, Inc. ("VMCI"), however our Board of Directors has recently received word that VMCI is unable to complete the transaction as proposed, and so that combination is no longer a
                                                                     ---------
proposed Resolution to be adopted by corporate action and, accordingly, all references to the aborted transaction with VMCI have been eliminated from this Revised Information Statement. If and when a form of business combination involving the stock or assets of our Company (including any subsidiary of our Company) becomes the subject of a shareholder proposal, a subsequent filing on
Schedule  14-C  will  be  circulated  for  that  purpose  at  that  time.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON NOVEMBER 10, 2003 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, COLLECTIVELY HELD IN EXCESS OF 50% OF THE COMPANY'S OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS. MOST OF THESE SHARES

ARE HELD BY PERSONS WHO ARE ALSO DIRECTORS OF OUR COMPANY, AND HAVE THEREFORE ALREADY APPROVED THE MATTERS COVERED BY THE PROPOSALS. AS A RESULT, THE PROPOSALS ARE EXPECTED TO BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

This Information Statement is accompanied by the Company's Annual Report for the fiscal year ended September 30, 2002, which has been previously filed with the Securities and Exchange Commission.

BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

                           /s/  ALEX  KANAKARIS
                           ------------------------------------
                           Alex Kanakaris
                           PRESIDENT
                           Dated  November  17,  2003

                                TABLE OF CONTENTS

ABOUT  THE  INFORMATION  STATEMENT                                      Page  6

     What  is  the  Purpose  of  the  Information  Statement?           Page  6

     Who  is  Entitled  to  Notice?                                     Page  6

     What  Constitutes  the  Voting  Shares  of  the  Company?          Page  6

     What  Corporate  Matters  will  the  Principal  Shareholders
     Vote  for and How will they  Vote?                                 Page  7

     What  Vote  is  Required  to  Approve  the  Proposals?             Page  7

DISSENTERS'  RIGHTS  OF  APPRAISAL                                      Page  7

VOTING  SECURITIES  AND  PRINCIPAL  HOLDERS  THEREOF                    Page  8


PROPOSAL  NO.  1 - AUTHORIZATION TO CHANGE CORPORATE NAME
     TO WI-FI TV, INC.

PROPOSAL  NO.  2  -  AUTHORIZATION  TO  INCREASE  AUTHORIZED
     SHARES  AFTER  EFFECTIVE  TIME  OF  REVERSE
     STOCK  SPLIT

PROPOSAL  NO.  3  -  RATIFICATION  OF  REVERSE  STOCK  SPLIT

PROPOSAL  NO.  4  -  AUTHORIZATION  TO  AMEND  AND  RESTATE  THE
     BYLAWS  OF  THE  CORPORATION

AVAILABLE  INFORMATION

EXHIBITS

                               KANAKARIS WIRELESS
                            1280 Bison, Suite B9-597
                          Newport Beach, CA, USA 92660
                              INFORMATION STATEMENT
                                NOVEMBER 5, 2003
                                ----------------

This information statement contains information related to certain corporate actions of Kanakaris Wireless, a Nevada corporation (the "Company"), and is expected to be mailed to shareholders on or before December 16, 2003.

                         ABOUT THE INFORMATION STATEMENT
                WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?
                -------------------------------------------------

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principle shareholders.

Shareholders holding a majority of the Company's outstanding common stock and preferred stock are expected to vote in favor of certain corporate matters outlined in this Information Statement, which action is expected to take place on or before December 16, 2003, consisting of the approval of an amendment and restatement of the Company's Articles of Incorporation to (1) change the name of the Company to Wi-Fi TV, Inc., and to authorize the issuance of 250,000,000 shares of the Company's capital common stock in order to increase the authorized amount of our Common Stock following the contemplated reverse stock split described herein to its current level; (2) to authorize the amendment and restatement of our Bylaws; and (3) to ratify and affirm a fifty-to-one reverse split of the Company's common stock as described herein.

WHO  IS  ENTITLED  TO  NOTICE?
------------------------------

Each outstanding share of common stock as of record on the close of business on, November 10, 2003, (the "Record Date") will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that held in excess of fifty percent (50%) of the Company's outstanding shares of common stock and preferred stock have indicated that they will vote in favor of the Proposals. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT  CONSTITUES  THE  VOTING  SHARES  OF  THE  COMPANY?
--------------------------------------------------------
The voting power entitled to vote on the proposals consists of (1) the vote of the holders of a majority of the voting power of the common stock, each of whom is entitled to one vote per share; plus (2) the holders of our Class A Preferred

Stock, each of whom is entitled to 100 non-cumulative votes per share. The holders of our Common Stock and the holders of our Class A Preferred Stock will vote together as a single class on the Proposals. As of the record date, 245,337,779 shares of common stock and 1,000,000 shares of Class A Preferred Stock were issued and outstanding, and no other shares of Preferred Stock were issued and outstanding.

WHAT  CORPORATE  MATTERS  WILL THE SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?
--------------------------------------------------------------------------------

Shareholders holding a majority of our outstanding stock have indicated that they will vote in favor of the following Proposals:

1. TO AMEND AND RESTATE OUR ARTICLES OF INCORPORATION TO CHANGE OUR CORPORATE NAME TO WI-FI TV, INC.;
               ----------------

2. TO AMEND AND RESTATE OUR ARTICLES OF INCORPORATION TO AUTHORIZE AN INCREASE IN THE COMPANY'S NUMBER OF AUTHORIZED SHARES OF CAPITAL COMMON STOCK TO TWO HUNDRED FIFTY MILLION (250,000,000) SHARES, FOLLOWING A DECREASE IN THE AUTHORIZED AMOUNT TO FIFTY MILLION (50,000,000) SHARES AS A RESULT OF THE REVERSE STOCK SPLIT DESCRIBED IN PROPOSAL 1;

3. TO RATIFY AND AFFIRM THE DETERMINATION OF OUR BOARD OF DIRECTORS TO EFFECTUATE A REVERSE STOCK SPLIT, WHEREBY FOR EACH FIFTY (50) COMMON SHARES HELD BY A SHAREHOLDER IMMEDIATELY PRIOR TO THE REVERSE STOCK SPLIT, SUCH SHAREHOLDER WILL HOLD ONE (1) COMMON SHARE IMMEDIATELY FOLLOWING THE REVERSE STOCK SPLIT; AND

4.   TO  AMEND  AND  RESTATE  OUR  BYLAWS  TO  REFLECT  THE  COMPANY'S NEW NAME.

WHAT  VOTE  IS  REQUIRED  TO  APPROVE  THE  PROPOSALS?
------------------------------------------------------

The affirmative vote of a majority of the shares of our Common Stock and our Preferred Stock, voting as a single class and outstanding on the record date, is required for approval of the Proposals. We believe that such majority will vote in favor of the Proposals.

                         DISSENTERS' RIGHTS OF APPRAISAL

There is no provision in the Nevada General Corporation law, or our Articles of Incorporation or Bylaws, providing our stockholders with dissenters' rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the implementation of any of the Proposals described in this Information Statement.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of November 12, 2003. As of such date, the Company had 245,337,779 shares of common stock and 1,000,000 shares of Class A Preferred Stock issued and outstanding, and no other shares issued and outstanding. The table below identifies all shares of the Company's common stock and preferred stock that were owned by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the Company's outstanding stock of each class; (ii) each director and executive officer of the Company; and (iii) all officers and directors of the Company as a group, in each case as of November 12, 2003. Except as may be otherwise indicated in the footnotes to the table below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

TITLE  AND  PERCENT                NAME AND ADDRESS OF     AMOUNT AND NATURE OF
OF CLASS  OWNED                     BENEFICIAL  OWNER        BENEFICIAL OWNER
---------------------------  ----------------------------  --------------------
Common                       Alex  Kanakaris,
2.1%                         Officer,  Director                5,067,500
                             1280  Bison,  Suite  B9-597
                             Newport  Beach,  CA,  USA
                             92660

Preferred                    Alex  Kanakaris                   1,000,000 (1)
100.0%                       Officer,  Director
                             1280  Bison,  Suite  B9-597
                             Newport  Beach,  CA,  USA
                             92660

Common                       Rose  Forbes,  Director             205,000
*                            1280  Bison,  Suite  B9-597
                             Newport  Beach,  CA,  USA
                             92660

Common                       Lisa  Lawrence,  Director           177,000
*                            1280  Bison,  Suite  B9-597
                             Newport  Beach,  CA,  USA
                             92660

TITLE  AND  PERCENT                NAME AND ADDRESS OF     AMOUNT AND NATURE OF
OF CLASS  OWNED                     BENEFICIAL  OWNER        BENEFICIAL OWNER
---------------------------  ----------------------------  --------------------
Common                       Van  Holster,  Director             136,760
*                            1280  Bison,  Suite  B9-597
                             Newport  Beach,  CA,  USA
                             92660

Common                       Caroline  Michaels,  Director       126,250
*                            1280  Bison,  Suite  B9-597
                             Newport  Beach,  CA,  USA
                             92660

Common                       Charles  Moore,  Director           125,000
*                            1280  Bison,  Suite  B9-597
                             Newport  Beach,  CA,  USA
                             92660

                             Julio  Neri,  Director                    0
                             1280  Bison,  Suite  B9-597
                             Newport  Beach,  CA,  USA
                             92660

                             David  Shomaker,  Acting  Officer         0
                             1280  Bison,  Suite  B9-597
                             Newport  Beach,  CA,  USA
                             92660

                             Rachelle  Kuzma                           0
                             Acting  Officer,  Director
                             1280  Bison,  Suite  B9-597
                             Newport  Beach,  CA,  USA
                             92660

                             Shares of all directors and
                             Executive officers as a group     6,837,510

*  Owns  less  than  1.0%

(1) The holders of Class A Preferred Stock votes together as a single class with the holders of common stock, on all matters (other than certain matters affecting the Class A Preferred Stock disproportionately from all other shares of stock, in which case its vote is taken as a separate class). Each share of common stock is entitled to one (1) vote, and each share of Class A Preferred Stock is entitled to one hundred (100) non-cumulative votes per share.

                      PROPOSAL 1 - CHANGE OF CORPORATE NAME

Our Board of Directors has determined that it would be in the best interests of the Company and our shareholders to change the name of the Company to Wi-Fi TV, Inc., as a reflection of the state of our business and the industry generally, which our management views as the wireless distribution of media content through the Internet. While we could merely amend our Articles of Incorporation to effect the change of our name, management feels that due to a large number of prior amendments our Articles are difficult for our shareholders and others to read and understand and, accordingly, we are restating them into a single document for ease of reference. The Amendment will become effective upon its filing with the Nevada Secretary of State. We anticipate filing the Amendment with the Nevada Secretary of State in substantially the form attached as Exhibit
                                                                         -------
A  to  this  Information  Statement  on  or  before  December  21,  2003.

               PROPOSAL 2 - INCREASING OUR AUTHORIZED COMMON STOCK

As discussed below, because we have reached the maximum amount of common stock which we are authorized to issue, it is necessary for us to increase the amount of our shares of common stock which are available to investors. As we currently have authorized 250,000,000 shares of common stock, if we were to increase this amount to a larger number, our management felt that the amount of shares of common stock which we would have authorized would be unwieldy and difficult to manage. Accordingly, we will be effectuating a reverse stock split of our common stock as discussed below. Under Nevada corporate law, however, a reverse stock split of our outstanding common stock will also reduce our authorized stock by an equivalent amount. For that reason, we must amend our Articles of Incorporation to raise the authorized amount of our common stock subsequent to the reverse stock split. Management has recommended increasing the amount of our authorized common stock back to its original level of 250,000,000 shares. While we could merely amend our Articles of Incorporation to effect the change of our name, management feels that due to a large number of prior amendments our Articles are difficult for our shareholders and others to read and understand and, accordingly, we are restating them into a single document for ease of reference. The Amendment will become effective upon its filing with the Nevada Secretary of State. We anticipate filing the Amendment with the Nevada Secretary of State in substantially the form attached as Exhibit A to this Information
                                                   ---------
Statement  on  or  before  December  21,  2003.

                PROPOSAL 3 - RATIFICATION OF REVERSE STOCK SPLIT

As stated above, we have reached the maximum number of shares of common stock which we are authorized to issue. However, we have a need to continue to raise capital through the sale of our stock and, including our obligation to maintain a reserve of authorized but unissued stock against the conversion rights of several investors who have purchased convertible promissory notes from us.

Our Board of Directors has approved us effectuating a reverse stock split of our common stock, and Proposal Number 3 is for our shareholders to ratify this approval. The effect of the reverse stock split will be to reduce by a factor of fifty the number of outstanding shares of our common stock while maintaining the current numbers of authorized and issued Class A Preferred Stock and authorized Preferred Stock. Upon the filing with and acceptance by the Nevada Office of the Secretary of State of the amendment to our Articles of Incorporation discussed in Proposal Number 2 above, the result will be to create a fifty-fold increase in the amount of capital stock which will then be available for issuance to our convertible note investors and others desiring to purchase our common stock.

Our board of directors believes that this effective increase in our available capital stock is in the best interests of our company and its stockholders because it will make available additional shares of common stock that may be used for future offerings, as well as acquisitions, incentive stock programs and other corporate purposes. The available additional shares of common stock may be issued from time to time as our Board of Directors determines, without further action of the stockholders. Although our Board of Directors has no current plans to use such shares to entrench present management, it may be able to use the available additional shares as a defensive tactic against hostile takeover attempts. However, to our management's knowledge, no hostile takeover attempts currently are threatened.

The Proposal will not reduce the number of outstanding shares of Class A Preferred Stock nor will it reduce the 100 non-cumulative votes that each share of Class A Preferred Stock has, voting together as a single class with our common stock, on all matters presented for approval of our stockholders generally. This effectively will result in a twenty-fold increase in the voting power of our Class A Preferred Stock relative to the voting power of our common stock. This effective increase is intended to help ensure that the business and the creative leadership and vision of Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, can continue in the future.

Our common stock currently is quoted on the NASD's OTC Electronic Bulletin Board. Once the reverse stock split has been completed, management believes that the price per share at which our stock may be traded could increase, although there can be no assurance that any such increase will occur. We believe that the Proposal, if adopted, may make our common stock more attractive to members of the investing public who may view low-priced stocks as unattractive or who may, as a matter of policy, be precluded from purchasing our common stock due to its low price. However, because our future performance depends upon various business and economic factors that cannot be predicted, there can be no assurance that this Proposal will enhance the marketability of our common stock or that it will not reduce the marketability of our common stock.

We anticipate effectuating the reverse stock split on or before December 21, 2003.

              PROPOSAL 4 - AMENDMENT AND RESTATEMENT OF OUR BYLAWS

Our Bylaws must be amended to reflect the new name of our company, Wi-Fi TV, Inc., once it is formally changed through the filing with and acceptance by the Office of the Secretary of State of Nevada (see Proposal Number 1 above). While we could merely amend our Bylaws to reflect the change of our name, management feels that due to a large number of prior amendments our Bylaws are difficult for our shareholders and others to read and understand and, accordingly, we are restating them into a single document for ease of reference. Our Bylaws are an internal document maintained by the Secretary of our corporation, and do not require filing with the Secretary of State of Nevada in order to become operative. We anticipate effectuating the amendment and restatement of our Bylaws in substantially the form attached as Exhibit B to this Information
Statement  on  or  before  December  21,  2003.    ---------

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy the reports, proxy statements and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and as well as the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's Web site at (http://www.sec.gov).

The Board of Directors of the Company knows of no matters, other than those described in this Information Statement, which have been recently approved or considered by the holders of the Company's Common Stock and Class A Preferred Stock.

BY  ORDER  OF  THE  BOARD  OF  DIRECTORS


                                     /s/  Alex  Kanakaris
                                     -----------------------------------
                                     Alex  Kanakaris
                                     President
                                     Dated  November  17,  2003